                                   GUARANTY

         THIS GUARANTY (the "Guaranty") is made and entered into as of the 28th day of February, 1997 (the "Effective Date") by Fund American Enterprises Holdings, Inc. (the "Guarantor"), to and for the benefit of Chemical Mortgage Company, an Ohio corporation, its stockholders, officers, directors, employees, agents successors and assigns (collectively, the "Purchaser").

                                  WITNESSETH:

         WHEREAS, Source One Mortgage Services Corporation (the "Seller") owns the servicing rights to certain residential mortgage loans with an aggregate outstanding principal balance of approximately 18 Billion Dollars as of August 31, 1996 (individually, a "Mortgage Loan" or collectively the "Mortgage Loans") which Mortgage Loans are owned by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, or the Government National Mortgage Association, and

         WHEREAS, Seller and Purchaser have entered into a certain FNMA/FHLMC/GNMA Mortgage Servicing Purchase and Sale Agreement dated as of February 28th, 1997 (the "Sale Agreement") pursuant to which Purchaser agreed to purchase from Seller all of Seller's right, title and interest in and to the servicing of the Mortgage Loans, and Seller has agreed to subservice the Mortgage Loans for a period of time, all as more particularly described in the Sale Agreement (the "Servicing"); and

         WHEREAS, Purchaser has advised Guarantor and Seller that it will not purchase the Servicing unless, among other matters, Guarantor guarantees to the Purchaser the performance and satisfaction of the obligations of Seller as described in the Sale Agreement, as hereinafter provided, because Guarantor will derive substantial benefits from the purchase of the Servicing by Purchaser.

         NOW, THEREFORE, in order to induce Purchaser to complete the transaction contemplated by the aforesaid Sale Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

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         Section 1. Incorporation of Recitals and Definition of Purchase
                    ----------------------------------------------------
Documents. The foregoing recitals are hereby acknowledged and agreed to be true
---------
and are hereby incorporated into the body of this Guaranty by reference to the same extent as if herewith set forth in full. The Sale Agreement and all other documents, instruments and certifications related to the purchase of the Servicing are sometimes herein collectively referred to as the "Purchase Documents."

         Section 2. Guaranty.
                    --------

         (a) Guarantor hereby guarantees to Purchaser, and shall stand as surety for, the full and complete payment and performance of the obligations of Seller pursuant to the Sale Agreement, including but not limited to the obligations of Seller to act as subservicer pursuant to the terms of an interim subservicing agreement and a subservicing agreement which are a part of the Sale Agreement. This is a guaranty of payment and performance and not of collection only. Guarantor shall not be discharged or released hereunder by reason of a discharge of Seller in bankruptcy, receivership or other proceeding, a disaffirmation or rejection of the Sale Agreement by a trustee, custodian, or other representative with respect to a bankruptcy or receivership, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitation of the liability of Seller or any remedy of Purchaser. Except in accordance with
Section 7, Guarantor shall not be discharged or released hereunder by reason of the full or partial transfer or assignment of Seller's obligations under the Sale Agreement (or the Mortgage Loan Subservicing Agreement or the Mortgage Loan Interim Subservicing Agreement which are incorporated into and are a part of the Sale Agreement).

         (b) The right of recovery against the Guarantor under this Guaranty is, however, limited, in the aggregate, to an amount calculated as set forth herein below (the "Guaranty Amount"):

         The Guaranty Amount shall equal, as of the date of the presentation by Purchaser to Guarantor of any claim for payment hereunder, Twenty Million Dollars ($20,000,000) times a fraction, the numerator of which is the aggregate outstanding principal balance of the mortgage loans which are the subject of the Sale Agreement as of the date of presentation of such claim, and the denominator of which is the aggregate outstanding principal balance of the mortgage loans which are the subject of the Sale Agreement as of the Effective Date.

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         Notwithstanding anything to the contrary contained herein, the Guaranty
Amount shall never be greater than Twenty Million Dollars ($20,000,000) nor less than Fifteen Million Dollars ($15,000,000). The Guaranty Amount applies to the liability of Guarantor under this Guaranty with respect to the obligations guaranteed under this Section 2, and not with respect to the par value of any mortgage loan which may be the subject of a claim hereunder.

         Section 3. Benefit. This Guaranty may be assigned or transferred in
                    -------
whole or in part by Purchaser to any assignee of all of its rights and interest permitted under the Sale Agreement, and the benefit of this Guaranty shall pass with a transfer or assignment of the Servicing (or the Servicing related thereto) to any subsequent transferee or assignee. All references to "Purchaser" herein shall be deemed to include any successor or assignee of Purchaser or any subsequent owner of the Servicing.

         Section 4. Actions by Purchaser. Except as set forth in the Purchase
                    --------------------
Documents, no action which Purchaser may take or omit to take in connection with the Purchase Documents or the Servicing, nor any course of dealing with Seller or any other person shall release Guarantor's obligations hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Purchaser. By way of example, but not in limitation of the foregoing, Guarantor hereby expressly agrees that Purchaser may, from time to time, and without notice to or consent of Guarantor (but with notice to or consent of Seller to the extent notice or consent is required under the Purchase Documents): (a) amend, change or modify, in whole or in part, any of the Purchase Documents; (b) waive any terms, conditions or covenants of the Purchase Documents, or grant any extension of time or forbearance for performance of the same; (c) compromise or settle any amount due or owing, or claimed to be due or owing, under the Purchase Documents; or (d) release, substitute or add a guarantor or guarantors of the obligations of Seller to Purchaser guaranteed hereby. The provisions of this Guaranty shall extend and be applicable to all amendments and modifications of the Purchase Documents, and all references to any of the Purchase Documents shall be deemed to include any amendment or modification thereof.

         Section 5. Waiver of Notice. Guarantor expressly waives notice of: (i)
                    ----------------
acceptance of this Guaranty, (ii) collecting sums due under the Purchase Documents, (iii) enforcing of any of the terms thereof, or (iv) the taking of any action with reference thereto or any liability under this Guaranty.

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         Section 6. Dependent Obligation. The obligations of Guarantor hereunder
                    --------------------
shall be, conditioned solely upon a default by Seller under the Purchase Documents. Purchaser may proceed directly against the Guarantor to enforce its rights under this Guaranty without proceeding against or joining the Seller. Guarantor hereby waives any rights it may have to compel Purchaser to proceed against Seller.

         Neither the exercise of any remedies against Seller, nor the sale, enforcement or realization of any of the Servicing shall (except to the extent that such actions cause the obligations guaranteed by Guarantor to be satisfied) in any way affect Guarantor's obligations hereunder, even though any rights which Guarantor may have against Seller or others may be extinguished, diminished or otherwise affected by such action.

         Section 7. Delegation/Termination. Except as otherwise set forth in
                    ----------------------
this Section 7, Guarantor's obligations hereunder shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, be assigned, assumed or delegated. Guarantor's obligations hereunder may be assigned, assumed or delegated to any of the five entities named in a separate letter dated and delivered of even date herewith by Purchaser to Guarantor, provided that such entity assumes all of Guarantor's obligations hereunder, and provided that there has not been a material adverse change in the operations or financial condition of such entity as of the date of any such assumption. Guarantor's obligations hereunder shall automatically terminate on a date (the "Termination Date") which is the earlier of (i) ten (10) years from the Effective Date; or (ii) the date on which all of the Seller's obligations under the Purchase Documents have been irrevocably paid and discharged in full. However, Purchaser may recover under this Guaranty beyond the Termination Date in accordance with the terms of Section 11.6 of the Sale Agreement, provided that notice shall have been given to Guarantor prior to the Termination Date.

         Section 8. No Oral Change. This Guaranty may not be changed or amended,
                    --------------
except by a writing signed by the party against whom enforcement of such change or amendment is sought, and no obligation of Guarantor shall be released or waived by Purchaser or any subsequent owner of the Servicing, except by a writing signed thereby.

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         Section 9. Cost of Enforcement. In connection with any litigation or
                    -------------------
court proceeding arising out of the enforcement of this Guaranty, the prevailing party shall be entitled to recover from the non-prevailing party all cost incurred, including attorneys' fees incurred for services rendered before suit is brought, prior to trial, at trial, or appeal, or in federal bankruptcy proceedings.

         Section 10. Financial Statements. Guarantor hereby warrants and
                     --------------------
represents that as of the Effective Date, there has been no material adverse change in its financial condition from that reflected in the financial statements previously submitted to Purchaser, except as may result from the transactions effected under the Sale Agreement, and that since the date of such statements, the business, property and assets of Guarantor have not been adversely affected in any material way. During the term of this Guaranty, Guarantor shall, within one hundred (100) days after the end of each calendar year, provide financial statements to Purchaser for such calendar year certified by Guarantor as true and correct.

         Section 11. Governing Law.  This Guaranty shall be governed by and
                     -------------
construed in accordance with the laws of the State of Ohio.

         Section 12. Subrogation. Guarantor hereby unconditionally and
                     -----------
irrevocably agrees that, until the Termination Date (i) Guarantor will not at any time assert against Seller (or Seller's estate in the event Seller becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Purchaser, including, without limitation, the indebtedness and any and all obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty; (ii) Guarantor shall have no right of subrogation, and Guarantor shall have no right to enforce any remedy which Guarantor now has or may hereafter have against Seller; and (iii) Guarantor waives any benefit of, and any right to participate in, any security now held by Purchaser. Guarantor waives any defense based upon an election of remedies by Purchaser which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Seller for reimbursement. Prior to the Termination Date, Guarantor may take such steps as may be reasonably necessary to protect its ability to assert its rights after the Termination Date. If any

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amount shall be paid to or received by Guarantor, prior to the Termination Date, on account of such subrogation rights or in connection with action taken to protect such subrogation rights, such amount shall be held in trust by Guarantor for the benefit of Purchaser and shall be paid to Purchaser to be credited and applied against the obligations of Guarantor hereunder. Guarantor further hereby unconditionally and irrevocably agrees that, subject to the limitation set forth in Section 2 of this Guaranty, its guaranty extends to the full and prompt payment to Purchaser of any of the indebtedness or other sums paid to Purchaser pursuant to the Purchase Documents which Purchaser is subsequently ordered or required to pay or disgorge on the grounds that such payments constituted an avoidable preference or a fraudulent transfer under applicable bankruptcy, insolvency or fraudulent transfer laws; and Guarantor shall fully and promptly indemnify Purchaser in defense of such claims of avoidable preference or fraudulent transfer.

         Section 13. Guarantor's Representations and Warranties. Guarantor
                     ------------------------------------------
hereby represents and warrants to Purchaser as follows:

              (a) Guarantor has all requisite power and capacity to enter into this Guaranty and to perform its obligations hereunder. Guarantor's execution and delivery of this Guaranty and any related agreements or instruments and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Guarantor;

              (b) Guarantor's execution and delivery of this Guaranty does not violate any provision of law or regulation, any order of any court or other agency or instrumentality of government (including but not limited to, a supervisory agreement, memorandum of understanding, cease and desist order, capital directive, supervisory directive or consent decree); and

              (c) The execution, delivery and performance of this Guaranty, and any related agreements or instruments by Guarantor, its compliance with the terms hereof and thereof, and consummation of the transactions contemplated hereby and thereby, will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by, or require any additional approval under its by-laws, or any instrument or agreement to which it is a party or by which it is bound or which affects the Servicing.

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         Section 14. Invalidity of Particular Provisions. If any term or
                     -----------------------------------
provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

         Section 15. Headings. The heading used herein are for purposes of
                     --------
convenience only and shall not be used in construing the provisions hereof.

         Section 16. Notice of Special Events. If Guarantor shall become
                     ------------------------
bankrupt or insolvent, or any application shall be made to have Guarantor declared bankrupt or insolvent, or a conservator, receiver or trustee shall be appointed for Guarantor or for all or a substantial part of the property of Guarantor, or Guarantor shall make an assignment for the benefit of its creditors, or Guarantor shall enter into a proceeding for its dissolution, notice of such occurrence shall be promptly furnished to Purchaser by Guarantor.

         Section 17. Notices. Any notices, demands and requests required under
                     -------
this Guaranty shall be in writing and shall be deemed to have been given or made if served personally, or sent by United States registered or certified mail (effective 48 hours after deposit thereof at any main or branch United States Post Office), first class postage prepaid, return receipt requested, or by telecopier, addressed as set forth below or to such other addresses as any party may hereafter designate by like notice:

         PURCHASER:   Chemical Mortgage Company
                      200 Old Wilson Bridge Road
                      Worthington, Ohio 43085-8500
                                 Attn: Gary Roos, Servicing Portfolio

Manager

                      With a copy to:  Molly Sheehan, General Counsel
                                   343 Thornall
                                   Edison New Jersey 08837

         GUARANTOR: Fund American Enterprises Holdings, Inc.
                    80 S. Main Street
                    Hanover, New Hampshire 03755
                    Attn: Chief Financial Officer

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         Section 18. Termination of Guaranty. All provisions hereof shall remain
                     -----------------------
in full force and effect regardless of any investigation made by Purchaser or its representatives, any cancellation of the Sale Agreement or any applicable statute of limitations which hereby is expressly waived until the Termination Date.

         Section 19. Heirs, Successors and Assigns. The obligations of the
                     -----------------------------
Guarantor herein shall be binding upon the Guarantor and the Guarantor's heirs, successors, assigns, executors and administrators, jointly and severally, for the performance of the obligations of the Guarantor herein.

         Section 20. Independent Guaranty. Nothing in this Agreement shall
                     --------------------
affect or limit any rights or remedies which Purchaser may have against the Guarantor under any other Guaranty from the Guarantor to the Purchaser.

         Section 21. Waiver of Jury Trial. The undersigned hereby (i) covenants
                     --------------------
and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily hereunder, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. Purchaser is hereby authorized and requested to submit this Guaranty to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the undersigned's herein contained waiver of the right to jury trial. Further, the undersigned hereby certifies that no representative or agent of the Purchaser (including the Purchaser's counsel) has represented, expressly or otherwise, to any of the undersigned that the Purchaser will not seek to enforce this waiver of right to jury trial provision.

         Section 22. Relationship of the Parties. The relationship between
                     ---------------------------
Purchaser and the Guarantor is limited to that of purchaser, on the one hand, and guarantor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements, are intended solely for the benefit of Purchaser to protect its interests as Purchaser in assuring performance of the obligations hereunder, and nothing contained in this Guaranty shall be construed as permitting or obligating Purchaser to act as a financial or business advisor or consultant to Guarantor, as permitting or obligating the Purchaser

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to control Guarantor or to conduct Guarantor's operations, as creating any fiduciary obligation on the part of Purchaser to Guarantor, or as creating any joint venture, agency, or other relationship between the parties other that as explicitly and specifically stated in this Guaranty. The Guarantor acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Guaranty and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in Section 21 above for waiver of trial by jury. The Guarantor further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to execute and deliver this Guaranty.

         Section 23. Counterparts. This Guaranty may be executed in one or more
                     ------------
counterparts, each of which shall have the force and effect of an original, and all of which shall constitute but one document.

         Section 24. Defined Terms. All capitalized terms not defined herein
                     -------------
shall having the meaning given them in the Sale Agreement.

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         IN WITNESS WHEREOF, this Guaranty has been executed under seal as of the day and year first above written.

                                            "Guarantor"

                                            Fund American Enterprises
                                                     Holdings, Inc.

                                            By:
                                                -----------------------
                                            Its:
                                                 ----------------------

                                            "Purchaser"

                                            Chemical Mortgage Company

                                            By:
                                                 ------------------------
                                            Its:
                                                 ------------------------

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